As filed with the Securities and Exchange Commission on January 12, 1999

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                                  FOSSIL, INC.
             (Exact name of registrant as specified in its charter)
                 Delaware                                        75-2018505
     (State or other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                         Identification No.)

       2280 North Greenville Avenue
             Richardson, Texas                                     75082
 (Address of principal executive offices)                        (Zip Code)

                             -----------------------

             Fossil, Inc. 1993 Long-Term Incentive Plan, as amended
                            (Full title of the plan)

                             -----------------------


                               T.R. Tunnell, Esq.
                  Senior Vice President and Chief Legal Officer
                          2280 North Greenville Avenue
                             Richardson, Texas 75082
                     (Name and address of agent for service)

                                 (972) 699-2139
          (Telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                              Proposed                  Proposed
         Title of                                              maximum                   maximum
        securities                   Amount                   offering                  aggregate           Amount of
           to be                     to be                      price                   offering          registration
        registered             registered (1)(2)          per share (3)(4)            price (3)(4)           fee (4)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01             1,800,000 Shares                $28.41                   $51,138,000         $14,217
value per share
========================================================================================================================

(1) The securities to be registered include an aggregate of 1,800,000 shares reserved for issuance under the Fossil, Inc. 1993 Long-Term Incentive Plan, as amended (the "Plan").
(2) Pursuant to Rule 416, under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)      Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is calculated to be $28.41, which is the average of the highest and lowest price per share of Common Stock on the Nasdaq National Market on January 11, 1999.


                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Fossil, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended January 3, 1998.

         (2) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended April 4, 1998.

         (3) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended July 4, 1998.

         (4) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended October 4, 1998.

         (5) The Company's Amendment No. 2 to Registration Statement on Form 8-A, filed with the Commission on March 21, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Certificate of Incorporation

         The Amended and Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derived an improper personal benefit or (iv) in respect of certain unlawful dividend payments or stock purchases or redemptions. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, but the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of such provision of the Amended and Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Bylaws

         The Amended and Restated Bylaws of the Company provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as an effect or as it may be amended from time to time, against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
                  Registration Statement.

         4.1      Fossil, Inc. 1993 Long-Term Incentive Plan, as amended

         5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors

         24.1  Power  of  Attorney   (included   with  signature  page  of  this
               Registration Statement)

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include  any prospectus  required by  section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggre-gate, represent a fundamental change in the information set forth in the Regis-tration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richardson, Texas, on January 11, 1999:

                                FOSSIL, INC.

                                By:      /s/ Tom Kartsotis
                                        ----------------------------------------
                                        Tom Kartsotis, Chairman of the Board and
                                        Chief Executive Officer



         Each individual whose signature appears below hereby designates and appoints Tom Kartsotis, Randy S. Kercho and T.R. Tunnell, and each of them, any one of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent (the "Attorneys-in-Fact"), with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments
(including  post-effective  amendments) to this  Registration  Statement,  which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and request to accelerate the effectiveness of such registration statements, and to file each such amendment with all requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and
Exchange Commission, granting unto such and each of them, full power and authority to do and perform each and every action and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such
Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Capacity                                             Date



/s/ Tom Kartsotis                                    Chairman of the Board, Chief                January 11, 1999
----------------------------                         Executive Officer and Director
Tom Kartsotis                                        (Principal Executive Officer)


/s/ Kosta N. Kartsotis                               President and Chief Operating               January 11, 1999
----------------------------                         Officer and Director
Kosta N. Kartsotis

/s/ Randy S. Kercho                                  Executive Vice President,                   January 11, 1999
----------------------------                         Chief Financial Officer and
Randy S. Kercho                                      Treasurer (Principal Financial
                                                     and Accounting Officer)


/s/ Michael W. Barnes                                Executive Vice President                    January 11, 1999
----------------------------                         And Director
Michael W. Barnes



/s/ Jal S. Shroff                                    Director                                    January 11, 1999
----------------------------
Jal S. Shroff






                                      II-5




/s/ Kenneth W. Anderson                              Director                                    January 11, 1999
----------------------------
Kenneth W. Anderson


/s/ Alan J. Gold                                     Director                                    January 11, 1999
----------------------------
Alan J. Gold


/s/ Donald J. Stone                                  Director                                    January 11, 1999
----------------------------
Donald J. Stone



                                INDEX TO EXHIBITS

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1      Fossil, Inc. 1993 Long-Term Incentive Plan, as amended

         5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors

         24.1     Power of Attorney  (included   with  signature  page  of  this
                  Registration Statement)







                                      II-7